As filed with the Securities and Exchange Commission on September 7, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Falcon Minerals Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-0820780
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

(215) 832-4161

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel C. Herz

Chief Executive Officer

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

(215) 832-4161

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

David K. Lam, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Mark E. Rosenstein, Esq. Ledgewood 2001 Market Street, Suite 3400 Philadelphia, PA 19103 (215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Class A common stock, par value $0.0001 per share
Preferred Stock
New Warrants
Total		(2)		(2)	$400,000,000	$49,800	(2)(3)
Class A common stock, par value $0.0001 per share, underlying Existing Warrants	21,250,000	(4)	$11.50	(5)	$244,375,000	$30,425
Secondary Offering
Private Placement Warrant to purchase Class A common stock	7,500,000	(6)	—		—		(6)
Class A common stock, par value $ 0.0001 per share	78,355,000	(7)	$11.43	(8)	$895,597,650	$111,502
Total (Primary and Secondary)	—		—		$1,539,972,650	$191,727

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	There is being registered hereunder an indeterminate number of shares of Class A common stock, preferred stock and warrants for the purchase of Class A common stock or preferred stock or a combination of the foregoing (“New Warrants”), as may be sold from time to time in such amount as shall result in an aggregate offering price not to exceed $400.0 million.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Represents the issuance of up to 21,250,000 shares of Class A common stock that may be issued upon exercise of 21,250,000 outstanding warrants, each entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to certain adjustments (the “Existing Warrants”). The Existing Warrants include 7,500,000 Existing Warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and 13,750,000 Existing Warrants sold as part of the units in our initial public offering.
(5)	Based on the exercise price of the Existing Warrants in accordance with Rule 457(g) of the Securities Act.
(6)	Represents 7,500,000 Private Placement Warrants. Pursuant to Rule 457(g), no separate registration fee is required for the Private Placement Warrants.
(7)	Represents the resale of (i) 18,355,000 shares of Class A common stock currently owned by selling security holders named herein, (ii) 40,000,000 shares of Class A common stock that have been or may be issued from time to time to limited partners of Falcon Minerals Operating Partnership, LP (“Falcon Opco”) upon redemption or exchange of an equal number of units representing limited partnership interests in Falcon Opco (“Common Units”) together with a corresponding number of shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”), and (iii) up to 20,000,000 shares of Class A common stock that may be issued from time to time to limited partners of Falcon Opco upon redemption or exchange of an equal number of Common Units together with a corresponding number of shares of Class C common stock, if earn-out consideration is issued pursuant to that certain Contribution Agreement dated June 3, 2018 by and among the Company, Royal and the other parties thereto.
(8)	Estimated at $11.43 per share, the average of the high and low prices of the Class A common stock as reported on the Nasdaq Capital Market on September 4, 2018, solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 7, 2018

PRELIMINARY PROSPECTUS

Falcon Minerals Corporation

Class A Common Stock

Preferred Stock

New Warrants

21,250,000 Shares of Class A Common Stock Issuable Upon Existing Warrants

7,500,000 Private Placement Warrants

78,355,000 Shares of Class A Common Stock

This prospectus relates to the issuance by Falcon Minerals Corporation (formerly known as “Osprey Energy Acquisition Corp.”) (the “Company,” “we,” “our” or “us”) of (i) shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) and warrants for the purchase of Class A common stock or preferred stock or a combination of the foregoing (“New Warrants”) that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, (ii) up to 7,500,000 shares of Class A common stock upon the exercise of warrants (the “Private Placement Warrants”) initially purchased from the Company by Osprey Sponsor, LLC (the “Sponsor”) in a private placement that closed simultaneously with the Closing of our initial public offering on July 26, 2017 and (iii) up to 13,750,000 shares of Class A common stock upon the exercise of warrants sold as part of the units in our initial public offering (the “Public Warrants” and together with the Private Placement Warrants, the “Existing Warrants”). Each Existing Warrant entitles the holder to purchase upon exercise one share of Class A common stock at an exercise price of $11.50 per share. We will receive the proceeds from the exercise of the Private Placement Warrants and the Public Warrants, but not from the sale of the underlying shares of Class A common stock.

This prospectus also relates to the resale by the selling security holders named in this prospectus or their permitted transferees of up to 7,500,000 Private Placement Warrants and up to 78,355,000 shares of Class A common stock. The shares of Class A common stock being offered by the selling security holders consist of (i) 6,875,000 shares of Class A common stock received by holders of shares of our Class B common stock, par value $0.0001 per share (the “Class B common stock”), upon the automatic conversion of the shares of Class B common stock into an equivalent number of shares of Class A common stock on August 23, 2018 in connection with the consummation of our initial business combination on August 23, 2018 (the “Business Combination”), (ii) 11,480,000 shares of Class A common stock issued to qualified buyers and accredited investors in a private placement (the “PIPE Investment”) that closed simultaneously with the completion of our Business Combination, (iii) 40,000,000 shares of Class A common stock that have been or may be issued from time to time to limited partners of Falcon Minerals Operating Partnership, LP (“Falcon Opco”) upon redemption or exchange of an equal number of units representing limited partnership interests in Falcon Opco (“Common Units”) together with a corresponding number of shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”) and (iv) up to 20,000,000 shares of shares of Class A common stock that that may be issued from time to time to limited partners of Falcon Opco upon redemption or exchange of an equal number of Common Units together with a corresponding number of shares of Class C common stock, if earn-out consideration is issued pursuant to that certain Contribution Agreement (the “Contribution Agreement”) dated June 3, 2018 by and among the Company, Royal Resources L.P. (“Royal”), Royal Resources GP L.L.C., Noble Royalties Acquisition Co., LP, (“NRAC”), Hooks Ranch Holdings LP (“Hooks Holdings”), DGK ORRI Holdings, LP (“DGK”), DGK ORRI GP LLC (“DGK GP”), Hooks Holding Company GP, LLC (“Hooks GP,” and collectively with NRAC, Hooks Holdings, DGK and DGK GP, the “Contributors”).

The selling security holders may offer, sell or distribute Private Placement Warrants or shares of Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of Private Placement Warrants or the shares of Class A common stock owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these Private Placement Warrants and shares of Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling security holders will bear all commissions and discounts, if any, attributable to their sale of the Private Placement Warrants and shares of Class A common stock. The shares of Class A common stock received and held by our Sponsor or its permitted transferees upon the conversion of the shares of Class B common stock in connection with the Business Combination may not be transferred, assigned or sold until the earlier of (a) August 23, 2019 and (b) the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after January 20, 2019 (subject to certain exceptions). The Private Placement Warrants and any shares of Class A common stock issued upon conversion or exercise thereof may not be transferred, assigned or sold until September 22, 2018 (subject to certain exceptions), and will not be redeemable by the Company so long as they are held by our Sponsor or its permitted transferees.

The securities offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” This prospectus provides you with a general description of these securities and the general manner in which we or the selling security holders will offer the securities. When securities are offered, we or the selling security holders, as applicable, may provide a prospectus supplement, to the extent appropriate, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We provide more information about how we and the selling security holders may sell the securities in the section entitled “Plan of Distribution” beginning on page 18.

Our Class A common stock and Existing Warrants are traded on The NASDAQ Capital Market (“NASDAQ”) under the symbols “FLMN” and “FLMNW,” respectively. The closing price for our Class A common stock and Existing Warrants on September 6, 2018, was $11.49 per share and $1.92 per Warrant, as reported on NASDAQ. As of September 6, 2018, we had 45,855,000 shares of Class A common stock issued and outstanding and 21,250,000 warrants to purchase one share of Class A common stock outstanding.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 and “Risk Factors” in the documents incorporated by reference herein.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2018.

Neither we nor the selling security holders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling security holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Falcon Minerals Corporation and our securities. We may use the shelf registration statement to sell shares of Class A common stock, shares of preferred stock and New Warrants and up to an aggregate of 21,250,000 shares of our Class A common stock underlying the Existing Warrants, and the selling security holders may use the shelf registration statement to sell up to an aggregate of 7,500,000 Private Placement Warrants and 78,355,000 shares of Class A common stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A common stock to be offered by the selling security holders. With respect to shares of Class A common stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. We and the selling security holders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, we caution you that the forward-looking statements regarding our business, which are contained in this prospectus, are subject to the following factors:

●	our ability to execute our business strategies;

●	the volatility of realized oil and natural gas prices;

●	the level of production on our properties;

●	regional supply and demand factors, delays or interruptions of production;

●	our ability to replace our oil and natural gas reserves;

●	our ability to identify, complete and integrate acquisitions of properties or businesses, including our recent and pending acquisitions;

●	general economic, business or industry conditions;

●	competition in the oil and natural gas industry;

●	the ability of our operators to obtain capital or financing needed for development and exploration operations;

●	title defects in the properties in which we invest;

●	uncertainties with respect to identified drilling locations and estimates of reserves;

●	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

●	the availability of transportation facilities;

●	the ability of our operators to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals; and

●	future operating results.

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in our proxy statement filed with the SEC on August 3, 2018 and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein. Should one or more of the risks or uncertainties described in this prospectus made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and natural gas liquids (“NGLs”) that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by reserve engineers. In addition, the results of drilling, completion and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

2

INFORMATION ABOUT THE COMPANY

Our Company

We were originally formed on June 13, 2016 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 23, 2018, we consummated the acquisition of the equity interests in certain of the subsidiaries of Royal Resources L.P. (the “Business Combination”) pursuant to the Contribution Agreement for an aggregate consideration of approximately $800 million, consisting of $400 million of cash and 40 million Common Units (and a corresponding number of shares of Class C common stock).

In connection with the Business Combination, we issued and sold 11,480,000 shares of Class A common stock in the PIPE Investment to certain qualified institutional buyers and accredited investors (the “PIPE Investors”) for gross proceeds of $114,800,000. The proceeds of the PIPE Investment were used to fund a portion of the cash consideration required to effect the Business Combination.

Following the Business Combination, we changed our name from “Osprey Energy Acquisition Corp.” to “Falcon Minerals Corporation” and continued the listing of our Class A common stock and our warrants on the NASDAQ under the symbols “FLMN” and “FLMNW,” respectively. Prior to the consummation of the Business Combination, our Class A common stock, warrants and units were listed on the NASDAQ under the symbols “OSPR,” “OSPRW” and “OSPRU,” respectively.

Business Overview

We are an oil and gas minerals company that owns and seeks to acquire royalty interests, mineral interests, non-participating royalty interests and overriding royalty interests (“Royalties”) in high-growth, top-tier, unconventional, oil-weighted basins in North America. Our primary business objective is to provide strong total stockholder returns through growing our intrinsic value and increasing cash dividends to stockholders over time. We expect our free cash flow to increase as a result of organic development on our properties in what we believe is the “core-of-the-core” Eagle Ford Shale. Also, we intend to grow intrinsic value and free cash flow per share by making accretive acquisitions from third parties while maintaining financial flexibility and a strong balance sheet. We intend to target acquisitions in highly economic basins with oil-weighted producing assets and substantial upside potential from undeveloped resources. We are led by an experienced management team in partnership with Blackstone Management Partners, L.L.C. (“Blackstone”), both of whom have highly successful, multi-year track records of building energy companies organically and through acquisitions.

Company Information

Our principal executive offices are located at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 and our telephone number is (215) 832-4161. Our website is www.falconminerals.com. The information found on our website is not part of this prospectus.

3

THE OFFERING

We are registering (i) shares of Class A common stock, shares of preferred stock and New Warrants from time to time in such amounts as shall result in an aggregate offering price not to exceed $400,000,000, (ii) up to 7,500,000 shares of Class A common stock upon the exercise of the Private Placement Warrants and (iii) up to 13,750,000 shares of Class A common stock upon the exercise the Public Warrants. We are also registering the resale by the selling security holders named in this prospectus or their permitted transferees of up to 7,500,000 Private Placement Warrants and up to 78,355,000 shares of Class A common stock. Our Class A common stock and warrants are currently listed on NASDAQ under the symbol “FLMN” and “FLMNW,” respectively. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus.

Issuance of Class A common stock, preferred stock and New Warrants

We may offer and sell shares of Class A common stock, shares of preferred stock and New Warrants from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, such that the maximum aggregate offering price does not exceed $400,000,000. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds of such offerings for general corporate purposes. Please read “Use of Proceeds.” As of August 23, 2018, we had 45,855,000 shares of Class A common stock, 40,000,000 shares of Class C common stock and 21,250,000 Existing Warrants outstanding. The number of shares of Class A common stock does not include the 8,600,000 shares of Class A common stock available for future issuances under the Falcon Minerals 2018 Long-Term Incentive Plan.

Issuance of Class A Common Stock Underlying the Existing Warrants

Shares of Class A common stock to be issued upon exercise of all Existing Warrants	21,250,000 shares of Class A common stock.

Shares of Class A common stock outstanding prior to exercise of all Existing Warrants(1)	45,855,000 shares of Class A common stock.

Shares of Class A common stock outstanding assuming exercise of all Existing Warrants(1)(2)	67,105,000 shares of Class A common stock.

Terms of the Existing Warrants	Each Existing Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. The Existing Warrants expire at 5:00 p.m., New York time, on August 23, 2023 (which is five years after the consummation of the Business Combination), or earlier upon redemption or liquidation.

Use of proceeds	We will receive up to an aggregate of approximately $244.38 million from the exercise of Warrants, assuming the exercise in full of all the Existing Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Existing Warrants for general corporate purposes.

4

Resale of Private Placement Warrants and Class A Common Stock by Selling Security Holders

Private Placement Warrants offered by the selling security holders	We are registering 7,500,000 Private Placement Warrants to be offered by the selling security holders named herein. Each Private Placement Warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment. The Private Placement Warrants will expire on August 23, 2023 (which is five years after the completion of the Business Combination) or earlier upon redemption or liquidation.

Class A common stock offered by the selling security holders	We are registering 78,355,000 shares of Class A common stock, which includes (i) 6,875,000 shares of Class A common stock that were issued upon the automatic conversion of all shares of Class B common stock upon the consummation of the Business Combination, (ii) 11,480,000 shares of Class A common stock that have been sold in the PIPE Investment, (iii) 40,000,000 shares of Class A common stock that may be issuable upon the redemption of an equal number of Common Units together with a corresponding number of shares of Class C common stock and (iv) up to 20,000,000 shares of shares of Class A common stock that that may be issued from time to time upon redemption or exchange of an equal number of Common Units together with a corresponding number of shares of Class C common stock, if earn-out consideration is issued pursuant to the Contribution Agreement.

Terms of the offering	The selling security holders will determine when and how they will dispose of the securities registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of securities to be offered by the selling security holders.

Trading market and ticker symbol	Our Class A common stock and warrants are currently listed on NASDAQ under the symbol “FLMN” and “FLMNW,” respectively.

(1)	The number of shares of Class A common stock does not include the 8,600,000 shares of Class A common stock available for future issuance under the Falcon Minerals 2018 Long-Term Incentive Plan.

(2)	The number of shares of Class A common stock assumes the holders of all our Existing Warrants exercise all of their Existing Warrants for cash at the $11.50 exercise price per share.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 18.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider those risk factors described under the heading “Risk Factors” in our definitive proxy statement filed with the SEC on August 3, 2018 (our “Proxy Statement”), as well as our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward Looking Statements.”

6

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A common stock to be offered by the selling security holders pursuant to this prospectus. With respect to the issuance of shares of Class A common stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. We will receive up to an aggregate of approximately $244.38 million from the exercise of Existing Warrants, assuming the exercise in full of all of the Existing Warrants for cash. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of the Existing Warrants for general corporate purposes, which includes, among other things, the repurchase of outstanding shares of Class A common stock.

7

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Prior to August 23, 2018, we were a special purpose acquisition company with no material fixed charges or preferred stock. As such, a calculation of our historical ratio of consolidated earnings to combined fixed charges and preferred stock dividends is not meaningful. Further, because neither we nor the business we acquired in the Business Combination have had any shares of preferred stock outstanding and because, prior to August 23, 2018, the business we acquired in the Business Combination had no outstanding indebtedness, a calculation of the historical ratio of consolidated earnings to combined fixed charges and preferred stock dividends of such business would also not be meaningful.

8

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, up to 7,500,000 Private Placement Warrants and up to 78,355,000 shares of Class A common stock, which includes (i) 6,875,000 shares of Class A common stock that were issued upon the automatic conversion of all shares of Class B common stock upon the consummation of the Business Combination, (ii) 11,480,000 shares of Class A common stock that have been sold in the PIPE Investment, (iii) 40,000,000 shares of Class A common stock that may be issuable upon the redemption of an equal number of Common Units together with a corresponding number of shares of Class C common stock and (iv) up to 20,000,000 shares of shares of Class A common stock that that may be issued from time to time upon redemption or exchange of an equal number of Common Units together with a corresponding number of shares of Class C common stock, if earn-out consideration is issued pursuant to the Contribution Agreement. The term “selling security holders” includes the stockholders listed in the table below and their permitted transferees.

The following table provides, as of August 31, 2018, information regarding the beneficial ownership of Private Placement Warrants and Class A common stock held by each of the selling security holders, the number of Private Placement Warrants and shares of Class A common stock that may be sold by each selling security holder under this prospectus and that each selling security holder will beneficially own after this offering.

Because each selling security holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling security holder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling security holders and further assumed that the selling security holders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling security holders list and the securities that may be resold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with the Selling Security Holders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any Private Placement Warrants or shares of Class A common stock in this table does not constitute an admission of beneficial ownership for the person named below.

9

Name of selling security holder	Existing Warrants Beneficially Owned Prior to Offering	Existing Warrants Available Pursuant to this Prospectus(1)	Existing Warrants Beneficially Owned After Offering	Percentage of Existing Warrants Beneficially Owned After Offering	Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus(1)	Class A Common Stock Beneficially Owned After Offering	Percentage of Class A Common Stock Beneficially Owned After Offering
Royal Resources L.P.(2)	—	—	—	—	55,197,643	55,197,643	—	—
Other limited partners of Falcon Opco(3)	—	—	—	—	4,802,357	4,802,357	—	—
Funds managed by Corvex Management LP(4)	500,000	—	500,000	2.4%	3,500,000	2,500,000	1,000,000	1.2%
JANA Partners LLC(5)	1,250,000	—	1,250,000	5.9%	3,500,000	1,000,000	2,500,000	2.9%
Bruce Haggerty(6)	—	—	—	—	25,000	25,000	—	—
Eric Mindich(7)	250,000	—	250,000	1.2%	2,500,000	2,000,000	500,000	—
Blackwell Partners LLC – Series A(8)	213,386	—	213,386	1.0%	553,733	126,960	426,733	*
Nantahala Capital Partners Limited Partnership(8)	85,338	—	85,338	*	225,576	54,900	170,676	*
Nantahala Capital Partners II Limited Partnership(8)	85,412	—	85,412	*	282,542	111,718	170,824	*
Silver Creek CS SAV, L.L.C.(8)	115,863	—	115,863	*	338,149	106,422	231,727	*
Funds managed by HITE Hedge Asset Management LLC(9)	—	—	—	—	4,013,671	1,000,000	3,013,671	3.5%
Samlyn Offshore Master Fund, Ltd.(10)	916,250	—	916,250	4.3%	2,575,220	742,720	1,832,500	2.1%
Samlyn Onshore Fund, LP(11)	333,750	—	333,750	1.6%	920,380	252,880	667,500	*
Samlyn Long Alpha Master Fund, Ltd.(12)	6,494	—	6,494	*	29,891	4,400	25,491	*
MSD Credit Opportunity Fund LP(13)	—	—	—	—	2,000,000	2,000,000	—	—
Osprey Sponsor, LLC(14)	7,500,000	7,500,000	—	—	6,875,000	6,875,000	—	—
Edward E. Cohen(15)	—	—	—	—	750,000	750,000	—	—
Jonathan Z. Cohen(16)	7,500,000	7,500,000	—	—	7,625,000	7,625,000	—	—
Jeffrey F. Brotman(17)	—	—	—	—	25,000	25,000	—	—
Steven R. Jones(18)	—	—	—	—	30,000	30,000	—	—

*	Represents less than 1%.

(1)	Represents the number of shares being registered on behalf of the selling security holder pursuant to this registration statement, which may be less than the total number of shares held by the selling security holder.

10

(2)

Represents (i) 35,197,643 Common Units and an equal number of shares of Class C common stock, which are convertible, as a unit, into an equal number of shares of Class A common stock of the Issuer and (ii) 20,000,000 Common Units and an equal number of shares of Class C common stock that are issuable if the Class A common stock trades above certain thresholds (the “Earn-Out Shares”), in each case held by Royal Resources L.P. The general partner of Royal Resources L.P. is Royal Resources GP L.L.C. The managing members of Royal Resources GP L.L.C. are Blackstone Management Associates VI L.L.C. and Blackstone Energy Management Associates L.L.C. The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C. The sole member of Blackstone Energy Management Associates L.L.C. is Blackstone EMA L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C. and Blackstone EMA L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(3)

Includes (i) 1,650,405 Common Units and an equal number of shares of Class C common stock held by HBC Promote LLC, a Delaware limited liability company, (ii) 1,340,509 Common Units and an equal number of shares of Class C common stock held by Noble Royalties Holdings LP, (iii) 70,184 Common Units and an equal number of shares of Class C common stock held by Noble Royalties, Inc., (iv) 169,647 Common Units and an equal number of shares of Class C common stock held by Arkoma Production Company of Texas, Inc., (v) 785,806 Common Units and an equal number of shares of Class C common stock held by Margaret W. Molleston and (vi) 785,806 Common Units and an equal number of shares of Class C common stock held by George H. Bishop.

(4)	Includes (i) 1,799,978 shares of Class A common stock held by Corvex Master Fund LP (“Master Fund”) and (ii) 700,022 shares of Class A common stock held by Corvex Select Equity Master Fund LP (“Select Master Fund”), and which are being registered herein. Corvex Management LP, a Delaware limited partnership (“Corvex Management”) whose general partner is controlled by Mr. Keith Meister, serves as investment adviser to the Master Fund and Select Master Fund. Corvex Management and Mr. Meister may be deemed to beneficially own the securities held by the Master Fund and the securities held by Select Master Fund.

(5)	JANA Partners LLC is a private money management firm which holds the shares and warrants in various accounts under its management and control.

(6)	Represents 25,000 shares of Class A common stock acquired by Mr. Haggerty as part of the PIPE Investment.

(7)	Represents (i) 250,000 Public Warrants held by Eric Mindich, (ii) 500,000 shares of Class A common stock held by Eric Mindich and (iii) 2,000,000 shares of Class A common stock held by Everblue Osprey 2018 LLC (“Everblue 2018”), which are being registered herein. Mr. Mindich may be deemed to beneficially own the shares held by Everblue 2018. Mr. Mindich disclaims beneficial ownership over any securities owned by Everblue 2018 in which he does not have any pecuniary interest.

(8)	Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or these selling security holders that they are themselves beneficial owners of these shares of common stock or warrants for purposes of Section 13(d) of the Exchange Act or any other purpose.

11

(9)	Represents (i) 594,413 shares of Class A common stock held by HITE Hedge LP (“HITE Hedge”), of which 199,300 are being registered herein, (ii) 521,963 shares of Class A common stock held by HITE Hedge QP (“QP”), of which 170,000 are being registered herein, (iii) 911,094 shares of Class A common stock held by HITE Hedge Offshore Ltd. (“Offshore”), of which 304,100 are being registered herein, (iv) 499,010 shares of Class A common stock held by HITE MLP Advantage LP (“Advantage”), of which 135,300 are being registered herein, (v) 223,405 shares of Class A common stock held by HITE MLP Advantage Caymans Ltd. (“Advantage Caymans”), of which 71,200 are being registered herein, (vi) 269,442 shares of Class A common stock held by HITE MLP LP (“MLP”), of which 92,100 are being registered herein, (vii) 58,602 shares of Class A common stock held by HITE MLP Caymans, Ltd. (“MLP Caymans”), of which 21,400 are being registered herein and (viii) 26,282 shares of Class A common stock held by HITE Cherry LP (“Cherry”), of which 6,600 are being registered herein. HITE Hedge Asset Management LLC is the investment manager of HITE Hedge, QP, Offshore, Advantage, Advantage Cayman, MLP, MLP Cayman and Cherry. The above shall not be deemed to be an admission by the record owners or these selling security holders that they are themselves beneficial owners of these shares of common stock or warrants for purposes of Section 13(d) of the Exchange Act or any other purpose.

(10)	The shares may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Offshore Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the manager of Samlyn Capital and Director of Samlyn Offshore Master Fund, Ltd.

(11)	The shares may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Onshore Fund, LP, and Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund, LP. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the manager of Samlyn Capital and Managing Member of Samlyn Partners.

(12)	The shares may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Long Alpha Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the manager of Samlyn Capital and Director of Samlyn Long Alpha Master Fund, Ltd.

(13)	MSD Partners, L.P. is the investment manager of, and may be deemed to beneficially own securities beneficially owned by MSD Credit Opportunity Fund, L.P. MSD Partners (GP), LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners, L.P. Each of Glenn R. Fuhrman, John Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners (GP), LLC.

(14)	Represents (i) 7,500,000 Private Placement Warrants and (ii) 6,875,000 shares of Class A common stock received upon the conversion of the shares of Class B common stock in connection with the Business Combination, all of which are being registered herein. The manager of our Sponsor is Mr. J. Cohen who has sole voting and dispositive power over the shares over shares held by the Sponsor. Mr. J. Cohen disclaims beneficial ownership over any securities owned by Sponsor in which he does not have any pecuniary interest.

(15)	Mr. E. Cohen is the Vice Chairman of our board.

(16)	Represents all of the Private Placement Warrants and the shares of Class A common stock held by the Sponsor, and 750,000 shares of Class A common stock held by Cohen 2018 OSPR/FALCON GRAT (the “Cohen GRAT”), all of which are being registered herein. Mr. J. Cohen has sole voting and dispositive power over the shares over shares held by the Sponsor. Mr. J. Cohen is the trustee of the Cohen GRAT. Mr. J. Cohen disclaims beneficial ownership over any securities owned by the Sponsor in which he does not have any pecuniary interest. Mr. J. Cohen is the Chairman of our board.

(17)	Mr. Brotman is our Chief Financial Officer, Chief Legal Officer and Secretary, a role he also occupied prior to the Business Combination.

(18)	Mr. Jones is a member of the board.

12

Material Relationships with the Selling Security Holders

Agreements Related to the Business Combination

Subscription Agreement

In connection with our Business Combination, the Company entered into Subscription Agreements, each dated as of June 3, 2018, with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell in the PIPE Investment an aggregate of 11,480,000 shares of Class A common stock to the PIPE Investors for a purchase price of $10.00 per share, and aggregate consideration of $114,800,000. The PIPE Investment closed concurrently with the Business Combination and the proceeds from the PIPE Investment were used to fund a portion of the cash consideration required to effect the Business Combination. Edward E. Cohen, Jonathan Z. Cohen, Jeffrey F. Brotman and Steven R. Jones who currently serve as directors and/or officers of the Company participated in the PIPE Investment and executed Subscription Agreements to purchase, in the aggregate, $15,550,000 of Class A common stock at $10.00 per share on the terms set forth in the Subscription Agreements. Certain of the Investors in the PIPE Investment (including Messrs. E. Cohen, J. Cohen, Brotman and Jones) also indirectly hold shares of Class A common stock through their equity interests in our Sponsor which were acquired in connection with our initial public offering.

Pursuant to the Subscription Agreements, the Investors are entitled to certain registration rights, including a requirement for the Company to register the resale of the shares of Class A common stock issued thereunder pursuant to a registration statement to be filed within fifteen calendar days after consummation of the Business Combination, subject to customary limitations as set forth therein. In addition, the Investors are entitled to liquidated damages payable by the Company in certain circumstances, including in the event that (a) a registration statement for the shares of Class A common stock issued in the PIPE Investment has not been declared effective by the SEC within ninety days (or one hundred twenty days in the event the SEC notifies the Company that it will review the registration statement) following the consummation of the Business Combination (the “Closing”) or seven days following the date that the SEC notifies the Company that the registration statement will not be reviewed or will not be subject to further review, whichever date is earlier, (b) following the effectiveness of the registration statement, the registration statement ceases to be effective or the Investors are not permitted to utilize the registration statement to resell their acquired shares of Class A common stock, subject to a special grace period for post-effective amendments or (c) after six months following the Closing, the Investors are unable to sell their acquired shares of Class A common stock without restriction under Rule 144 of the Securities Act as a result of the Company failing to file with the SEC required reports under Section 13 or Section 15(d) of the Exchange Act (each such event referred to in clauses (a) through (c), a “Registration Default”). The Subscription Agreements provide that liquidated damages will be payable monthly by the Company during the time of a Registration Default in the amount of 0.5% of the purchase price paid by the applicable Investor for its acquired shares of Class A common stock, subject to a cap of 5.0%. The Subscription Agreements also contain customary representations and warranties of the Company and the Investors.

Contribution Agreement

The Company is party to the Contribution Agreement pursuant to which, at Closing, the Company contributed cash to Falcon Opco in exchange for (a) a number of Common Units representing limited partnership interests in Falcon Opco equal to the number of shares of the Company’s Class A common stock outstanding as of the Closing and (b) a number of Falcon Opco warrants exercisable for Common Units equal to the number of the Company’s warrants outstanding as of the Closing Date. The Company controls Falcon Opco through Falcon Minerals GP, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Company and the sole general partner of Falcon Opco (“Opco GP”). At Closing, pursuant to the Contribution Agreement, the Contributors received (i) $400 million of cash and (ii) 40 million Common Units. The Company also issued to the Contributors 40 million shares of non-economic Class C common stock of the Company, which entitles each holder to one vote per share.

13

Shareholders’ Agreement

In connection and concurrently with the Closing, the Company, our Sponsor, Royal, the Contributors and Blackstone Management Partners, L.L.C. (“Blackstone”) entered into the Shareholders’ Agreement (the “Shareholders’ Agreement”).

Under the Shareholders’ Agreement, the parties agreed to use reasonable best efforts, and the Company agreed to take all permissible actions necessary, to carry out the restructuring of the Company’s board of directors (the “board”) pursuant to the Contribution Agreement such that the board would be comprised effective immediately following the Closing of up to eleven directors, divided into three classes of directors, in accordance with the terms of the second amended and restated certificate of incorporation of the Company (the “A&R Charter”), consisting of (a) six directors to be designated by Royal prior to the Closing, (b) two directors to be designated by our Sponsor prior to the Closing, and (c) three independent directors to be mutually selected by the parties to the Contribution Agreement prior to the Closing.

The directors designated by our Sponsor will serve in the class of directors whose term expires on the third annual meeting of Company stockholders following the Closing. Under the Shareholders’ Agreement, the parties agreed that, if either of our Sponsor’s designees, or their successors, leaves the board during such term, then our Sponsor or its successor will be entitled to name a replacement director to be appointed to the board to fill the resulting vacancy.

Blackstone will have the right to designate a certain number of individuals for nomination by the board to be elected by the Company’s stockholders, and a certain number of independent directors will serve on the board, based on the percentage of the voting power of the outstanding Class A common stock and Class C common stock beneficially owned by Blackstone and its controlled affiliates, in the aggregate, according to the schedule below.

Aggregate Blackstone combined voting power	Aggregate number of Blackstone designated directors	Number of independent directors serving on the Company board
More than 40%	Six Blackstone designated directors	Three independent directors
More than 20% up to 40%	Four Blackstone designated directors	Five independent directors
More than 10% up to 20%	Two Blackstone designated directors	Five independent directors
More than 5% up to 10%	One Blackstone designated director	Five independent directors

If any director designated for nomination by Blackstone, or their successors, leaves the board, Blackstone will be entitled to name a replacement director to be appointed to the board to fill the resulting vacancy. Directors designated for nomination by Blackstone will not be required to resign or leave the board prior to the expiration of their term, even if the voting power of the outstanding Class A common stock and Class C common stock beneficially owned by Blackstone and its controlled affiliates would not entitle it to designate such person for nomination. Once Blackstone and its controlled affiliates beneficially own in the aggregate less than 5% voting power of the outstanding Class A common stock and Class C common stock, it will no longer have any rights to designate any individuals for nomination to be elected to the board under the Shareholders’ Agreement.

Until the third annual meeting of the Company’s stockholders following the Closing, so long as Blackstone has the right to designate any individuals for nomination, individuals to be nominated as independent directors by the board will be mutually agreed by Blackstone and the Sponsor or its successor.

During the term of the Shareholders’ Agreement, the size of the board is fixed based on the number of individuals Blackstone is entitled to designate for nomination to be elected as directors and the number of independent directors then serving on the board, as described above, plus the two directors designated by our Sponsor until the third annual meeting of the Company’s stockholders following the Closing.

The Shareholders’ Agreement will terminate upon the later of (x) the time Blackstone is no longer entitled to designate a director for nomination to the board and (y) the third annual meeting of the Company’s stockholders following the Closing.

14

Registration Rights Agreement with Royal and the Contributors

In connection and concurrently with the Closing, the Company, Royal and the Contributors entered into the Registration Rights Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has certain obligations to register for resale under the Securities Act, all or any portion of the shares of Class A common stock that the holders hold as of the date of the Registration Rights Agreement and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor (the “Registrable Securities”).

The Company is required, within 30 calendar days of the Closing, to file a registration statement registering the resale of Registrable Securities. Royal and the Contributors are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million.

Royal and the Contributors also have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Registration Rights Agreement with Sponsor

Pursuant to a registration rights agreement entered into on July 20, 2017, the holders of shares of Class A common stock through their equity interests in our Sponsor, the Private Placement Warrants (and their underlying securities) and any warrants that may be issued upon the conversion of the working capital loans (and their underlying securities) are entitled to registration rights. The holders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Amended and Restated Agreement of Limited Partnership of Falcon Minerals Operating Partnership, LP

The Company operates its business through Falcon Opco. At Closing, the Company, Opco GP and the Contributors entered into the Amended and Restated Agreement of Limited Partnership of Falcon Minerals Operating Partnership (the “Opco LPA”), which sets forth, among other things, the rights and obligations of the general partner and limited partners of Falcon Opco.

General Partner. Under the Opco LPA, Opco GP, a wholly owned subsidiary of the Company, is the sole general partner of Falcon Opco. As the sole general partner, Opco GP controls all of the day-to-day business affairs and decision-making of Falcon Opco without the approval of any other partner, unless otherwise stated in the Opco LPA. For example, the Opco LPA provides that Opco GP cannot take any action that would result in the failure of Falcon Opco to be taxable as a partnership for federal income tax purposes without the approval of the other partners. As such, Opco GP, through its officers and directors, is responsible for all operational and administrative decisions of Falcon Opco and the day-to-day management of Falcon Opco’s business. Pursuant to the terms of the Opco LPA, Falcon Opco may not withdraw as the general partner of Falcon Opco and, subject to limited exceptions, generally may only transfer or assign its general partner interest in connection with a “General Partner Change of Control” (as defined in the Opco LPA).

Compensation; Reimbursement. Opco GP is not entitled to compensation for its services as general partner. Both the Company and Opco GP is entitled to reimbursement by Falcon Opco for fees, expenses and costs incurred by Opco GP or the Company on behalf of Falcon Opco, including all of our fees, expenses and costs of the Company being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining the Company’s corporate existence.

15

Distributions. Falcon Opco will allow for distributions to be made by Falcon Opco to its limited partners on a pro rata basis out of “distributable cash.” “Distributable cash” is defined in the Opco LPA as the amount of cash that could be distributed by Falcon Opco for such purposes in accordance with any credit agreement of Opco or any of its subsidiaries. In addition, the Opco LPA generally requires Falcon Opco to make pro rata distributions to its limited partners, including the Company, on a quarterly basis in an amount equal to 50% of the total federal taxable income allocated by Falcon Opco to the limited partners.

Common Unit Redemption Right. The Opco LPA provides that each limited partner of Falcon Opco (other than the Company) has a right to cause Opco to redeem from time to time, all or a portion of such partner’s common units in Opco (together with an equal number of shares of Class C common stock) for newly issued shares of Class A common stock on a one-for-one basis, provided that the ratio of the limited partner’s redeemed common units to the number of common units beneficially held by such limited partner remains equal to that held by Blackstone and its affiliates (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). The Company may, at its option, effect a direct exchange of such shares of Class A common stock for such Opco common units in lieu of such a redemption by Opco.

In the event of a “reclassification event” (as defined in the Opco LPA), the general partner is to ensure that each common unit is redeemable for the same amount and type of property, securities or cash that a share of Class A common stock becomes exchangeable for or converted into as a result of such “reclassification event.” Upon the exercise of the redemption right, the Contributor will surrender its common units to Opco for cancellation. The Opco LPA requires that the Company contribute such property, securities or cash to Opco in exchange for a number of common units in Opco equal to the number of common units to be redeemed from the Contributor. Opco will then distribute such property, securities or cash to such Contributor to complete the redemption. Upon the exercise of the redemption right, the Company may, at our option, effect a direct exchange of property, securities or cash for such common units in lieu of such a redemption. Upon the redemption or exchange of common units held by an Contributor, a corresponding number of shares of Class C common stock held by such Contributor will be cancelled.

General Partner Change of Control. The Opco LPA provides that, in connection with the occurrence of a “general partner change of control” (as defined below), the Company has the right to require each limited partner of Falcon Opco (other than the Company) to effect a redemption of some or all of such limited partner’s common units and a corresponding number of shares of Class C common stock, in each case, effective immediately prior to the consummation of the general partner change of control. From and after the date of such redemption, the common units and shares of Class C common stock subject to such redemption will be deemed to be transferred to the Company and each such limited partner will cease to have any rights with respect to the common units and shares of Class C common stock subject to such redemption (other than the right to receive shares of Class A common stock pursuant to such redemption). A “general partner change of control” will be deemed to have occurred if: (i) both the Company’s stockholders and board of directors approve the sale, lease or transfer of all or substantially all of the Company’s assets (determined on a consolidated basis) to any person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act), and such sale, lease or transfer is consummated, (ii) both the Company’s stockholders and board of directors approve a merger or consolidation of the Company with any other person (other than a merger or consolidation in which the Company’s voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50.01% of the Company’s or the surviving entity’s total voting securities following such merger or consolidation), and such merger or consolidation is consummated, or (iii) subject to certain exceptions, there has been an acquisition by any person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership of at least 50.01% of the Company’s voting securities, and such acquisition is recommended or approved by the Company’s board of directors or determined by the Company’s board of directors to be in the best interest of the Company and its stockholders.

Maintenance of One-to-One Ratios. The Opco LPA includes provisions intended to ensure that the Company at all times maintains a one-to-one ratio between (a) the number of outstanding shares of common stock (other than Class C common stock) and the number of common units owned by the Company (subject to certain exceptions for certain rights to purchase the Company’s equity securities under a “poison pill” or similar stockholder rights plan, if any, certain convertible or exchangeable securities issued under the Company’s equity compensation plans and certain equity securities issued pursuant to the Company’s equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) the number of outstanding shares of our Class C common stock and the number of Falcon Opco common units owned by the Contributors. This construct is intended to result in the Contributors having a voting interest in the Company that is identical to the Contributors’ economic interest in Falcon Opco.

16

Dissolution. The Opco LPA provides that the unanimous consent of all partners will be required to voluntarily dissolve Falcon Opco. In addition to a voluntary dissolution, Falcon Opco will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up Falcon Opco; (ii) second, to pay debts and liabilities owed to creditors of Falcon Opco; and (iii) third, to the limited partners pro-rata in accordance with their respective percentage ownership interests in Falcon Opco (as determined based on the number of common units held by a limited partner relative to the aggregate number of all outstanding common units).

Confidentiality. Each partner agrees to maintain the confidentiality of Falcon Opco’s confidential information. This obligation excludes (i) information independently developed by the partners, (ii) information that is in the public domain or otherwise disclosed to a partner, in either such case not in violation of a confidentiality obligation owed to Falcon Opco, (iii) information that is in the possession of a partner at the time of disclosure by Falcon Opco or (iv) disclosures approved by our chief executive officer.

Indemnification and Exculpation. The Opco LPA provides for the indemnification of the partners and officers of Falcon Opco and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, Opco GP, as the general partner of Falcon Opco, has the same fiduciary duties to Falcon Opco and its partners as are owed to a corporation organized under Delaware law and its stockholders by its directors.

Indemnity Agreements

The Company has entered into indemnification agreements with its directors. Each indemnity agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director party thereto to the fullest extent permitted by law for claims arising in his or her capacity as a director of the Company.

Warrant Agreement

The Existing Warrants were issued under a warrant agreement (the “Warrant Agreement”), dated July 20, 2017, between Continental Stock Transfer & Trust Company, as warrant agent and us. For more information regarding the Warrant Agreement, please read “Description of Securities—Existing Warrants.”

17

PLAN OF DISTRIBUTION

We and the selling security holders may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

●	on the NASDAQ, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

●	in privately negotiated transactions;

●	in underwritten transactions;

●	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

●	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

●	through the distribution of the securities by any selling security holder to its partners, members or stockholders;

●	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

●	“at the market” or through market makers or into an existing market for the securities.

We and the selling security holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us and by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NASDAQ or any other exchange or market.

The selling security holders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We and the selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling security holders. We and the selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

18

We and the selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a selling security holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling security holder;

●	the number of securities being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price; and

●	other material terms of the offering.

In addition, upon being notified by a selling security holder that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

We and the selling security holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling security holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Issuance of Class A Common Stock Underlying the Existing Warrants

Each Existing Warrant entitles its holder to purchase one share of our Class A common stock at an exercise price of $11.50 per share. We are registering the issuance of shares of Class A common stock underlying the Existing Warrants. The prices at which the shares of Class A common stock underlying the Existing Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will receive the proceeds from the exercise of the Existing Warrants, but not from the sale of the underlying Class A common stock.

19

Pursuant to the terms of the Existing Warrants, the shares of Class A common stock will be distributed to those holders of Existing Warrants who surrender the Existing Warrants and provide payment of the exercise price to our warrant agent, Continental Stock Transfer & Trust Company.

For additional information with respect to the Existing Warrants, please read “Description of Securities—Existing Warrants.”

Resale of Private Placement Warrants and Class A Common Stock by Selling Security Holders

We are also registering the resale by the selling security holders of the Private Placement Warrants and shares of Class A common stock. The selling security holders, which as used herein includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their Private Placement Warrants and shares of Class A common stock on the NASDAQ or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling security holders may use any one or more of the following methods, when and if permitted, when disposing of their Private Placement Warrants and shares of Class A common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwriting transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price;

●	distribution to members, limited partners or stockholders of selling security holders;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the Private Placement Warrants or shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

20

In connection with the sale of shares of Private Placement Warrants and Class A common stock or interests therein, the selling security holders who are not subject to our insider trading policy may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling security holders who are not subject to our insider trading policy may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling security holders who are not subject to our insider trading policy may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the Private Placement Warrants and shares of Class A common stock offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the selling security holder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of the Private Placement Warrants or shares of Class A common stock being offered by the selling security holders named herein.

The selling security holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our Private Placement Warrants and shares of Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Private Placement Warrants or shares of Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling security holder wants to sell its Private Placement Warrants or shares of Class A common stock under this prospectus in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12 of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder in which states our securities are exempt from registration for secondary sales.

21

Any person who purchases securities from a selling security holder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling security holders (and each selling security holder’s officers and directors and each person who controls such selling security holder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling security holder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the Private Placement Warrants and shares of Class A common stock covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the Private Placement Warrants and shares of Class A common stock offered hereby will be paid by the selling security holders.

22

DESCRIPTION OF SECURITIES

The following summary of certain material provisions of our common stock, preferred stock and warrants does not purport to be complete. You should refer to our certificate of incorporation, as amended, our amended and restated by-laws and our warrant agreement, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our A&R Charter authorizes the issuance of 240,000,000 shares of Class A common stock, 120,000,000 shares of Class C common stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). Class A common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. As of August 23, 2018, there were (a) 28 holders of record of Class A common stock and 45,855,000 shares of Class A common Stock outstanding; (b) three holders of record of Class C common stock and 40,000,000 shares of Class C common stock outstanding; and (c) no shares of preferred stock outstanding. All of the Company’s shares of Class B common stock were converted into shares of Class A common stock on a one-for-one basis at the Closing in accordance with the terms of the A&R Charter.

Common Stock

Class A common stock

Holders of the Company’s Class A common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class C common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or the A&R Charter. Notwithstanding the foregoing, except as otherwise required by law or the A&R Charter (including any preferred stock designation), holders of shares of Class A common stock shall not be entitled to vote on any amendment to the A&R Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the A&R Charter (including any preferred stock designation) or as required by applicable provisions of the DGCL or applicable stock exchange rules.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock.

The shares of Class A common stock received and held by our Sponsor or its permitted transferees upon the conversion of the shares of Class B common stock in connection with the Business Combination are subject to transfer restrictions pursuant to lock-up provisions in the Letter Agreement (the “Letter Agreement”) by and among the Company, our Sponsor and certain other individuals named therein. Those lock-up provisions provide that such securities may not be transferred, assigned or sold until the earlier of (a) August 23, 2019, (b) the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after January 20, 2019, or (c) the date following the closing on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, except in each case (i) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a business combination (as defined in the Letter Agreement) at prices no greater than the price at which the shares were originally purchased; (vi) in the event of our liquidation prior to our completion of our initial business combination; (vii) by virtue of the laws of the state of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; or (viii) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (i) through (viii) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

23

Class C common stock

In connection with the Business Combination, the Company issued 40,000,000 shares of Class C common stock to the Contributors. A holder of Class C common stock may transfer shares of Class C common stock to any transferee only if, and only to the extent permitted by the Opco LPA, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the Opco LPA. Holders of our Class C common stock will vote together as a single class with holders of our Class A common stock on all matters properly submitted to a vote of the stockholders. In addition, holders of Class C common stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the A&R Charter (whether by merger, consolidation or otherwise), if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class C common stock, the powers, preferences or rights of the Class C common stock, relative to the powers, preferences or rights of any other class of common stock, as such relative powers, preferences or rights exist as of the date of the A&R Charter.

Under the A&R Charter, no dividends may be declared or paid on shares of Class C common stock and holders of Class C common stock do not receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition, the Company may not enter into any agreement providing for (i) a merger, consolidation or other business combination requiring the approval of the Company’s stockholders, (ii) any acquisition of all or substantially all of the Company’s assets or (iii) any tender or exchange offer by the Company or any third party to acquire stock of the Company (collectively, a “sale transaction”) in which it is proposed that (1) the shares of Class C common stock are converted into the right to receive, directly or indirectly, in connection with such sale transaction, any consideration or (2) each share of Class C common stock, together with each Common Unit, are converted into the right to receive, in connection with a sale transaction, a different amount of consideration on a per share basis as that received by each share of Class A common stock.

Holders of Common Units will generally have the right to cause Falcon Opco to redeem all or a portion of their Common Units in exchange for shares of Class A common stock; provided that the Company may, at its option, effect a direct exchange of such shares of Class A common stock for such Common Units in lieu of such a redemption by Falcon Opco. Upon the future redemption or exchange of Common Units held by a Contributor, a corresponding number of shares of Class C common stock will be cancelled. For more information on the redemption and exchange rights related to the Class C common stock and Common Units, see the section of the Company’s definitive proxy statement filed with the SEC on August 3, 2018 (the “Proxy Statement”) entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 82 which is incorporated herein by reference.

Earn-Out Consideration

Pursuant to the Contribution Agreement, Royal is entitled to receive earn-out consideration to be paid in the form of Common Units (and a corresponding number of shares of Class C common stock) if the 30-day volume-weighted average price (“30-Day VWAP”) of the Class A common stock equals or exceeds certain hurdles set forth in the Contribution Agreement. If the 30-Day VWAP of the Class A common stock is $12.50 or more per share at any time within the seven (7) years following the Closing Date, Royal will receive (i) an additional 10 million Common Units (and an equivalent number of shares of Class C common stock), plus (ii) an amount of Common Units (and an equivalent number of shares of Class C common stock) equal to (x) the amount by which annual cash dividends paid on each share of Class A common stock exceeds $0.50 in each year between the Closing Date and the date the first earn-out is achieved (with any dividends paid in the stub year in which the first earn-out is achieved annualized for purposes of determining what portion of such dividends would have, on an annual basis, exceeded $0.50), multiplied by 10 million, (y) divided by $12.50. If the 30-Day VWAP of the Class A common stock is $15.00 or more per share at any time within the seven (7) years following the Closing Date (which $15.00 threshold is reduced by the amount by which annual cash dividends paid on each share of Class A common stock exceeds $0.50 in each year between the Closing Date and the date the earn-out is achieved, but not below $12.50), Royal will receive an additional 10 million Common Units (and an equivalent number of Class C common stock).

24

Preferred Stock

Our A&R Charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. You should refer to the prospectus supplement relating to a particular issue of the Preferred Stock for the terms and information related to such shares.

New Warrants

We may issue New Warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. New Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of New Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of New Warrants. The warrant agent will act solely as our agent in connection with the New Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of the New Warrants or beneficial owners of the New Warrants. The following summary of certain provisions of the New Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of the New Warrants for the terms of and information relating to the New Warrants, including, where applicable:

(1) the number of securities purchasable upon exercise of the New Warrants and the price at which such securities may be purchased upon exercise of the New Warrants;

(2) the date on which the right to exercise the New Warrants commences and the date on which such right expires (the ” New Warrant Expiration Date”);

(3) the United States federal income tax consequences applicable to the New Warrants;

(4) the amount of the New Warrants outstanding as of the most recent practicable date; and

(5) any other terms of the New Warrants.

New Warrants will be offered and exercisable for United States dollars only. New Warrants will be issued in registered form only. Each New Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the New Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the New Warrant Expiration Date (or such later date to which we may extend such New Warrant Expiration Date), unexercised New Warrants will become void. The place or places where, and the manner in which, New Warrants may be exercised will be specified in the prospectus supplement relating to such New Warrants.

25

Prior to the exercise of any New Warrants, holders of the New Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the New Warrants, or to exercise any applicable right to vote.

Existing Warrants

The Existing Warrants include 7,500,000 Private Placement Warrants issued in a private placement in connection with our initial public offering and 13,750,000 Public Warrants sold as part of the units in our initial public offering.

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, at any time commencing on September 22, 2018. Public Warrants must be exercised for a whole share. The Public Warrants will expire on September 23, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless this registration statement with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis and we are not be obligated to issue any shares to holders seeking to exercise their Public Warrants unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We agreed to use our best efforts to file with the SEC this registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event that we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable Blue Sky laws to the extent an exemption is not available.

Subject to the restrictions described below, once the Public Warrants become exercisable, we may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

26

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As described further below under “— Private Placement Warrants,” the Private Placement Warrants will not be redeemable by the Company so long as they are held by our Sponsor or its permitted transferees.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her, or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of its Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option to us if it does not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

27

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrants properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their Public Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

28

Private Placement Warrants

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until September 22, 2018 and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in our initial public offering. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants included in the units sold in our initial public offering.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling their securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Public Warrants and sell the shares of Class A common stock issuable upon exercise of the Public Warrants freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

The Private Placement Warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the Letter Agreement. Those lock-up provisions provide that such securities are not transferable, assignable or salable until September 22, 2018, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination (as defined in the Letter Agreement) at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the state of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between the Company and the Sponsor and have the terms set forth in the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

29

Certain Anti-Takeover Provisions of Delaware Law

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by our board pursuant to a majority vote of our board and the ability of our stockholders to call a special meeting is specifically denied.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Exclusive Forum

The A&R Charter provides that a stockholder bringing a claim subject to the proposed Article X of the A&R Charter will be required to bring that claim in the Delaware Court of Chancery, subject to the Delaware Court of Chancery having personal jurisdiction over the defendants.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

●	at least one year has elapsed from the filing of our Current Report on Form 8-K, filed with the SEC on August 29, 2018, reflecting our status as an entity that is not a shell company.

As a result, if we have filed all Exchange Act reports and materials as set forth in the third bullet of the preceding paragraph, then any holder of restricted shares of our Class A common stock will be able to sell such shares pursuant to Rule 144 without registration after August 29, 2019.

Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our Existing Warrants and New Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

30

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering, but it does not purport to be a complete analysis of all potential tax considerations that may be relevant to a particular holder of our Class A common stock. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	real estate investment trusts;

●	regulated investment companies;

●	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons who hold our Class A common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction;

●	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons required to report income no later than when such income is reported on an “applicable financial statement”;

●	persons that hold directly, indirectly or constructively 5% of any class of our stock;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	retirement plans, individual retirement accounts or other tax-deferred accounts.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

31

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Any distributions of cash or property on our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below with respect to effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above, provided that the non-U.S. holder complies with applicable certification and other requirements.

32

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Class A common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, a Non-U.S. Holder of our Class A common stock generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If our Class A common stock is not considered to be so traded, a Non-U.S. Holder generally would be subject to net U.S. federal income tax on the gain realized on a disposition of our Class A common stock as a result of our being a USRPHC and generally would be required to file a U.S. federal income tax return. Additionally, a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

33

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

34

LEGAL MATTERS

Wachtell, Lipton, Rosen & Katz will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Osprey Energy Acquisition Corp. as of December 31, 2017 and 2016 and for year ended December 31, 2017 and for the period from June 13, 2016 (inception) to December 31, 2016, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on August 3, 2018 and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Royal Resources L.P. as of December 31, 2017 and 2016 and for the three years ended December 31, 2017, 2016 and 2015 incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated August 29, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2017 is based on the proved reserve report prepared by Ryder Scott Company, L.P., Royal’s independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

35

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, including the securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.falconminerals.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

36

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling security holders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2018;

●	our Current Reports on Form 8-K filed on June 4, 2018, July 20, 2018, August 10, 2018, August 23, 2018 and August 29, 2018; and

●	the description of our Class A common stock set forth in our registration statement on Form 8-A filed on July 19, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Falcon Minerals Corporation

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

(215) 832-4161

37

Falcon Minerals Corporation

Class A Common Stock

Preferred Stock

New Warrants

21,250,000 Shares of Class A common stock Issuable Upon Existing Warrants

7,500,000 Private Placement Warrants

78,355,000 Shares of Class A common stock

Prospectus

                      , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale or resale of the securities being registered hereby.

SEC registration fee		$191,727
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total	$	*

* Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “Blue Sky” laws. The selling security holders, however, will bear all commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our A&R Charter provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our A&R Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is attached to this Registration Statement as Exhibit 10.3. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 16. Exhibits.

Exhibit Number	Description

2.1	Contribution Agreement, dated June 3, 2018, by and among Royal Resources L.P., Royal Resources GP L.L.C., Nobel Royalties Acquisition Co. LP, Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC, Hooks Holding Company GP, LLC and Osprey Energy Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on June 4, 2018).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
3.2	Amended and Restated Bylaws of Falcon Minerals Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
4.1	Shareholders’ Agreement, dated August 23, 2018, by and among Falcon Minerals Corporation, Osprey Sponsor, LLC, Edward Cohen, Jonathan Z. Cohen, Daniel C. Herz, Jeffrey F. Brotman, Royal Resources L.P., Royal Resources GP L.L.C., Noble Royalties Acquisition Co. L.P., Hooks Ranch Holdings LP, DGK ORRI Holdings, LP and Blackstone Management Partners, L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
4.2	Registration Rights Agreement, dated August 23, 2018, by and among Falcon Minerals Corporation, Royal Resources L.P., Noble Royalties Acquisition Co., L.P., Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC and Hooks Holdings Company GP, LLC. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
4.3	Registration Rights Agreement, dated July 20, 2017, by and among Falcon Minerals Corporation and Osprey Sponsor, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on July 26, 2017).
4.4	Warrant Agreement, dated July 20, 2017, between Falcon Minerals Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on July 26, 2017).
5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.
10.1†	Falcon Minerals Corporation 2018 Long-Term Incentive Plan. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file No. 001-38158) filed with the SEC on August 29, 2018).
10.2	Credit Agreement, dated as of August 23, 2018, by and among Osprey Minerals Operating Partnership, LP, as the Borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent for the lenders from time to time party thereto and each other issuing bank from time to time party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
10.4	Second Amended and Restated Agreement of Limited Partnership of Osprey Minerals Operating Partnership, LP, dated August 23, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-38158) filed with the SEC on August 29, 2018).
10.5	Form of Subscription Agreement, dated June 3, 2018, by and between Osprey Energy Acquisition Corp. and the subscriber named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file No. 001-38158) filed June 4, 2018).
23.1*	Consent of Marcum LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Ryder Scott Company, L.P.
23.4*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages of this Registration Statement).
99.1	Reserve Report, dated May 18, 2018 (incorporated by reference to Annex I of the Company’s definitive proxy statement filed with the SEC on August 3, 2018).

*	Filed herewith
†	Compensatory plan or arrangement.

II-2

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-3

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania on September 7, 2018.

Falcon Minerals Corporation

By:	/s/ Jeffrey F. Brotman
Name:	Jeffrey F. Brotman
Title:	Chief Financial Officer, Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel C. Herz and Jeffrey F. Brotman, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Daniel C. Herz	Chief Executive Officer and President	September 7, 2018
Daniel C. Herz	(Principal Executive Officer)

/s/ Jeffrey F. Brotman	Chief Financial Officer, Chief Legal Officer	September 7, 2018
Jeffrey F. Brotman	and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan Z. Cohen	Director	September 7, 2018
Jonathan Z. Cohen

/s/ Edward E. Cohen	Director	September 7, 2018
Edward E. Cohen

/s/ David I. Foley	Director	September 7, 2018
David I. Foley

/s/ Angelo G. Acconcia	Director	September 7, 2018
Angelo G. Acconcia

/s/ Adam M. Jenkins	Director	September 7, 2018
Adam M. Jenkins

/s/ Jonathan R. Hamilton	Director	September 7, 2018
Jonathan R. Hamilton

/s/ William D. Anderson	Director	September 7, 2018
William D. Anderson

/s/ Brian L. Frank	Director	September 7, 2018
Brian L. Frank

/s/ Steven R. Jones	Director	September 7, 2018
Steven R. Jones

II-5